EXHIBIT 99.1

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Fourth Quarter and Year End 2012 Results

New York, NY, March 4, 2013......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2012.

Consolidated net sales for the fourth quarter of 2012 were $192.4 million, compared to consolidated net sales of $174.2 million during the comparable quarter in 2011. Earnings from continuing operations for the fourth quarter of 2012 were $6.3 million or 27 cents per diluted share, compared to $29.5 million or $1.29 per diluted share in the fourth quarter of 2011. Included in our fourth quarter 2011 (and year-end) results was a non-recurring, non-cash benefit in our tax provision of $24.3 million, primarily related to the reversal of a significant portion of our U.S. deferred tax valuation allowance and other tax adjustments. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2012 were $6.5 million or 28 cents, compared to $3.9 million or 17 cents per diluted share in the fourth quarter of 2011.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2012 were $948.9 million, compared to consolidated net sales of $874.6 million in 2011.  Earnings from continuing operations for 2012 were $43 million or $1.86 per diluted share, compared to $64.3 million or $2.78 per diluted share in 2011.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for 2012 and 2011 were $42.3 million or $1.83 per diluted share and $36.1 million or $1.57 per diluted share, respectively.

Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are very pleased with our 2012 results. For the second year in a row we set records for sales, profit and cash flow. Further, we have taken steps which we believe will strengthen the Company in the years ahead.

“Sales were 10.4% ahead of 2011 for the fourth quarter and 8.5% ahead for the year. While the bulk of the increase came from our recent acquisitions, our major customers continue to report low single digit sales growth in our core product lines.

“Our gross margin increased more than a full point for the year, from 26.2% to 27.4%. This is the result of our continuing efforts to increase in-house manufacturing, expand production in low cost countries, and reduce purchase costs.

“We are pleased with our progress integrating our recent acquisitions.  We acquired Forecast Trading Corporation, a leader in economy line Engine Management products, towards the end of 2011. We have maintained the customer base, and achieved savings through consolidating our product lines and eliminating duplication in SG&A.

“Our acquisition of Compressor Works has been well received by our customers. By the end of the first quarter of 2013, we will have relocated their manufacturing to our existing compressor plant in Reynosa, Mexico, and their shipping to our distribution center in Lewisville, Texas. We anticipate margin improvements from these consolidations.

“In both of these acquisitions, the key employees have agreed to stay with the Company. We are confident they will make important contributions in the years ahead.

“Since the beginning of 2013 we have completed two additional transactions. In January we acquired a minority interest in Orange Electronic Co., Ltd., a manufacturer of Tire Pressure Monitoring System (TPMS) sensors, located in Taiwan. An industry market research organization predicts that this product line will triple over the next five years. Orange has been our primary supplier for TPMS sensors. We are pleased that we will now have an enhanced relationship with Orange, and we look forward to working together with them in this increasingly important product category.

“In February we acquired the Original Equipment business from Standard Motor Products Holdings Ltd., our former affiliate in the U.K. The business at present is relatively small, about $8 million annually, but we believe we will be in a position to grow this business. The bulk of the products are designed and manufactured in our factory in Bialystok, Poland, which offers both high technical skills and low operating costs. We will now have a more direct relationship with customers and prospects.

“Our cash flow remains strong. We generated roughly $94 million cash from operations in 2012 to fund our acquisitions, share buybacks and dividends. Net of these uses of cash, we also reduced total debt from $73 million at December 2011 to $41 million at December 2012.  As a result of our cash flow and our continued increase in profitability, we were pleased to raise the quarterly dividend from 9 cents to 11 cents, effective March 1. We are also initiating a new share buyback program for 2013 in the amount of $6 million. This is in addition to our outstanding authorization carry forward of $864 thousand from 2012.

“In summary, we are pleased to invest for the future while at the same time reward shareholders with increasing dividends and share repurchase programs.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Monday, March 4, 2013.  The dial-in number is 866-952-1906 (domestic) or 785-424-1825 (international). The playback number is 800-283-4595 (domestic) or 402-220-0873 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
NET SALES	$192,355	$174,170	$948,916	$874,625

COST OF SALES	134,388	125,836	689,247	645,478

GROSS PROFIT	57,967	48,334	259,669	229,147

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	45,173	41,509	187,495	163,845
RESTRUCTURING AND INTEGRATION EXPENSES	658	601	1,437	1,344
OTHER INCOME, NET	240	152	694	941

OPERATING INCOME	12,376	6,376	71,431	64,899

OTHER NON-OPERATING INCOME (EXPENSE), NET	(630)	2,697	(696)	3,370

INTEREST EXPENSE	531	662	2,788	3,821

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	11,215	8,411	67,947	64,448

PROVISION FOR (BENEFIT FROM) INCOME TAXES	4,905	(21,112)	24,978	121

EARNINGS FROM CONTINUING OPERATIONS	6,310	29,523	42,969	64,327

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(395)	(212)	(1,616)	(1,926)

NET EARNINGS	$5,915	$29,311	$41,353	$62,401

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.28	$1.30	$1.88	$2.82
DISCONTINUED OPERATION	(0.02)	(0.01)	(0.07)	(0.08)
NET EARNINGS PER COMMON SHARE - BASIC	$0.26	$1.29	$1.81	$2.74

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.27	$1.29	$1.86	$2.78
DISCONTINUED OPERATION	(0.01)	(0.01)	(0.07)	(0.08)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.26	$1.28	$1.79	$2.70

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,817,551	22,740,466	22,812,077	22,794,606
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,075,586	22,973,859	23,050,340	23,228,345

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,				December 31,
	2012		2011		2012		2011
	(unaudited)				(unaudited)
Revenues
Engine Management	$153,657		$139,368		$665,105		$628,673
Temperature Control	35,248		31,781		268,804		233,723
All Other	3,450		3,021		15,007		12,229
	$192,355		$174,170		$948,916		$874,625

Gross Margin
Engine Management	$47,221	30.7%	$37,080	26.6%	$187,776	28.2%	$160,930	25.6%
Temperature Control	6,979	19.8%	7,579	23.8%	58,583	21.8%	54,848	23.5%
All Other	3,767		3,675		13,310		13,369
	$57,967	30.1%	$48,334	27.8%	$259,669	27.4%	$229,147	26.2%

Selling, General & Administrative
Engine Management	$28,956	18.8%	$26,974	19.4%	$116,157	17.5%	$103,457	16.5%
Temperature Control	8,832	25.1%	7,588	23.9%	43,537	16.2%	36,910	15.8%
All Other	7,385		6,947		27,801		23,478
	$45,173	23.5%	$41,509	23.8%	$187,495	19.8%	$163,845	18.7%

Operating Profit
Engine Management	$18,265	11.9%	$10,106	7.3%	$71,619	10.8%	$57,473	9.1%
Temperature Control	(1,853)	-5.3%	(9)	0.0%	15,046	5.6%	17,938	7.7%
All Other	(3,618)		(3,272)		(14,491)		(10,109)
	12,794	6.7%	6,825	3.9%	72,174	7.6%	65,302	7.5%
Restructuring & Integration	(658)	-0.3%	(601)	-0.3%	(1,437)	-0.2%	(1,344)	-0.2%
Other Income, Net	240	0.1%	152	0.1%	694	0.1%	941	0.1%
	$12,376	6.4%	$6,376	3.7%	$71,431	7.5%	$64,899	7.4%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$6,310	$29,523	$42,969	$64,327

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	395	361	862	806
GAIN FROM SALE OF JOINT VENTURE (NET OF TAX)	-	(1,485)	-	(1,485)
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	-	-	(2,188)
NONRECURRING INCOME TAX ADJUSTMENT'S INCLUDING VALUATION ALLOWANCE REVERSAL	-	(24,301)	-	(24,755)
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(774)	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(772)	(629)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$6,548	$3,941	$42,285	$36,076

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.27	$1.29	$1.86	$2.78

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.02	0.02	0.03	0.04
GAIN FROM SALE OF JOINT VENTURE (NET OF TAX)	-	(0.07)	-	(0.06)
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	-	-	(0.09)
NONRECURRING INCOME TAX ADJUSTMENT'S INCLUDING VALUATION ALLOWANCE REVERSAL	-	(1.06)	-	(1.07)
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.03)	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.03)	(0.03)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.28	$0.17	$1.83	$1.57

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2012	2011
	(Unaudited)

ASSETS

CASH	$13,074	$10,871

ACCOUNTS RECEIVABLE, GROSS	104,689	110,824
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,124	6,709
ACCOUNTS RECEIVABLE, NET	98,565	104,115

INVENTORIES	267,468	248,097
OTHER CURRENT ASSETS	39,446	37,904

TOTAL CURRENT ASSETS	418,553	400,987

PROPERTY, PLANT AND EQUIPMENT, NET	64,422	64,039
GOODWILL AND OTHER INTANGIBLES, NET	72,373	57,842
OTHER ASSETS	21,246	27,854

TOTAL ASSETS	$576,594	$550,722

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$40,453	$73,000
CURRENT PORTION OF LONG TERM DEBT	120	109
ACCOUNTS PAYABLE	62,283	50,880
ACCRUED CUSTOMER RETURNS	29,033	25,074
OTHER CURRENT LIABILITIES	90,283	79,818

TOTAL CURRENT LIABILITIES	222,172	228,881

LONG-TERM DEBT	75	190
ACCRUED ASBESTOS LIABILITIES	25,110	26,141
OTHER LIABILITIES	21,650	23,557

TOTAL LIABILITIES	269,007	278,769

TOTAL STOCKHOLDERS' EQUITY	307,587	271,953

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$576,594	$550,722

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2012	2011
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$41,353	$62,401
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	16,466	14,145
TAX VALUATION ALLOWANCE	(669)	(21,625)
OTHER	16,205	18,093
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	15,393	9,595
INVENTORY	(1,556)	2,500
ACCOUNTS PAYABLE	3,287	(3,105)
OTHER	3,081	(6,697)
NET CASH PROVIDED BY OPERATING ACTIVITIES	93,560	75,307

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(11,811)	(11,037)
ACQUISITIONS OF BUSINESSES AND ASSETS	(38,594)	(70,532)
OTHER INVESTING ACTIVITIES	493	5,679
NET CASH USED IN INVESTING ACTIVITIES	(49,912)	(75,890)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	(32,652)	7,703
PURCHASE OF TREASURY STOCK	(4,999)	(4,136)
DIVIDENDS PAID	(8,215)	(6,381)
OTHER FINANCING ACTIVITIES	3,079	3,380
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(42,787)	566

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,342	(1,247)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,203	(1,264)
CASH AND CASH EQUIVALENTS at beginning of year	10,871	12,135
CASH AND CASH EQUIVALENTS at end of year	$13,074	$10,871